UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

Agere Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania (Address of principal executive offices)	18109 (Zip Code)

(610) 712-1000 (Registrant's Telephone Number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

/  /  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
/  /  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12).
/  /  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14s-2(b)).
/  /  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02.     Unregistered Sales of Equity Securities.

On March 8, 2005, we acquired Modem-Art Ltd., a privately held developer of advanced processor technology for 3G/UMTS mobile devices.  As part of the acquisition, we issued 70,331,696 shares of Agere Class A common stock and paid $30.5 million to the Modem-Art stockholders in exchange for all of the outstanding shares of Modem-Art.  The Agere shares were issued in a private, directly negotiated transaction not involving a public offering in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and, in the case of stockholders of Modem-Art outside the United States, in a transaction involving offers and sales of securities outside the United States in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933.  Our reliance on these exemptions was based in principal part on certain factual representations received from the former Modem-Art stockholders who received the shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                  AGERE SYSTEMS INC.

Date:  March 9, 2005                                                                By: /s/ John W. Gamble, Jr.
                                                                                                 Name: John W. Gamble, Jr.
                                                                                                 Title: Executive Vice President
                                                                                                          and Chief Financial Officer